Exhibit 10.9

Note to document preparer: Grants upon election as a Director shall vest quarterly in equal installments over 4 years. Annual grants shall vest on the earlier of (i) the first anniversary of the Grant Date and (ii) the date of the annual meeting of stockholders following the Grant Date. Grantee must also execute a blank power of attorney and deliver the same to the Company at the time the award is issued.

DIRECTOR RESTRICTED STOCK AWARD AGREEMENT

UNDER THE MONOTYPE IMAGING HOLDINGS INC.

2007 STOCK OPTION AND INCENTIVE PLAN

Name of Grantee:_____________________

No. of Shares:________________________

Grant Date:____________________________

Final Acceptance Date:_________________________

Pursuant to the Monotype Imaging Holdings Inc. 2007 Stock Option and Incentive Plan (the “Plan”) as amended through the date hereof, Monotype Imaging Holdings Inc. (the “Company”) hereby grants a Restricted Stock Award (an “Award”) to the Grantee named above. Upon acceptance of this Award, the Grantee shall receive the number of shares of Common Stock, par value $.001 per share (the “Stock”) of the Company specified above, subject to the restrictions and conditions set forth herein and in the Plan. The Company acknowledges the receipt from the Grantee of consideration equal to the par value of the Shares in the form of cash, past or future services rendered to the Company by the Grantee or such other form of consideration as is acceptable to the Company.

1. Acceptance of Award. The Grantee shall have no rights with respect to this Award unless he or she shall have accepted this Award prior to the close of business on the Final Acceptance Date specified above by (i) signing and delivering to the Company a copy of this Award Agreement, and (ii) delivering to the Company a stock power endorsed in blank. Upon acceptance of this Award by the Grantee, the shares of Restricted Stock so accepted shall be issued and held by the Company’s transfer agent in book entry form, and the Grantee’s name shall be entered as the stockholder of record on the books of the Company. Thereupon, the Grantee shall have all the rights of a shareholder with respect to such shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified in Paragraph 2 below.

2. Restrictions and Conditions.

(a) Any book entries for the shares of Restricted Stock granted herein shall bear an appropriate legend, as determined by the Committee in its sole discretion,

to the effect that such shares are subject to restrictions as set forth herein and in the Plan.

(b) Shares of Restricted Stock granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to vesting.

(c) If the Grantee’s position as a Director of the Company is voluntarily or involuntarily terminated for any reason (including death) prior to vesting of shares of Restricted Stock granted herein, all shares of Restricted Stock shall immediately and automatically be forfeited and returned to the Company.

3. Vesting of Restricted Stock. The restrictions and conditions in Paragraph 2 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule so long as the Grantee remains a Director of the Company on such Dates. If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraph 2 shall lapse only with respect to the number of shares of Restricted Stock specified as vested on such date.

Number of Shares Vested	Vesting Date

_____________ (___%)	___________________

_____________ (___%)	___________________

_____________ (___%)	___________________

_____________ (___%)	___________________

_____________ (___%)	___________________

Subsequent to such Vesting Date or Dates, the shares of Stock on which all restrictions and conditions have lapsed shall no longer be deemed Restricted Stock. The Committee may at any time accelerate the vesting schedule specified in Paragraph 3.

4. Dividends. Dividends on Shares of Restricted Stock shall be paid currently to the Grantee.

5. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Committee set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

6. Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

7. Election Under Section 83(b). The Grantee and the Company hereby agree that the Grantee may, within 30 days following the acceptance of this Award as provided in Paragraph 1 hereof, file with the Internal Revenue Service and the Company an election under Section 83(b) of the Internal Revenue Code. In the event the Grantee makes such an election, he or she agrees to provide a copy of the election to the Company.

8. No Obligation to Continue Service Relationship. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee as a Director of the Company and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to take any action to remove the Grantee as a Director of the Company at any time.

9. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

MONOTYPE IMAGING HOLDINGS INC.

By:
Name: Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:
Grantee’s Signature

Grantee’s name and address:

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